                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
  Contact: MARK C. LAYTON                          PRESTON F. KIRK, APR
  Senior Partner and Chief Executive Officer       Michael A. Burns & Associates
  or THOMAS J. MADDEN                              (830) 693-4447
  Senior Partner and Chief Financial Officer       kirk@281.com
  (972) 881-2900

PFSWEB REPORTS RECORD REVENUE IN FOURTH QUARTER

New Business Wins, Strengthened Financial Position Provide Solid Foundation for
                                     Future


PLANO, TEXAS (FEBRUARY 23, 2004) - PFSweb, Inc. (NASDAQ: PFSW), a global provider of integrated business-process solutions, today reported its results for the quarter and fiscal year ended December 31, 2003.

"PFSweb's consolidated results for the December 2003 quarter include total net revenues of $74.1 million, EBITDA of $0.3 million and a net loss of $1.3 million, or $0.06 per share, after the impact of $0.3 million of certain asset and lease impairments," said Tom Madden, Senior Partner and Chief Financial Officer of PFSweb. "Our consolidated balance sheet as of December 31, 2003, reflects $108.4 million in total assets, including $16.7 million in cash, of which $2.0 million is restricted, and shareholders' equity of $28.4 million, or $1.34 per share."

"Total net revenues increased 13% over the prior year, including record product revenues of $66.1 million reported by our Supplies Distributors subsidiary," said Mark C. Layton, Senior Partner and Chief Executive Officer of PFSweb. "Our net loss for the December quarter of $1.0 million, excluding the impact of certain asset and lease impairments of $0.3 million, represents an improvement of $0.3 million compared to our net loss of $1.3 million in 2002, excluding the impact of severance and other termination costs of $0.04 million and an extraordinary gain of $0.2 million.

"On a fiscal year basis, our 2003 net loss of $3.5 million, excluding the impact of certain asset and lease impairments of $0.3 million, represents an improvement of $6.0 million compared to our net loss of $9.5 million in 2002, excluding the impact of severance and other termination costs of $1.2 million, asset impairments of $0.9 million and an extraordinary gain of $0.2 million. Increased revenue and significantly reduced SG&A levels in 2003 versus the previous year, combined with solid overall gross margin performance, continue to be the primary factors in our overall improvement in bottom line performance.

"Growth remains a key element of our strategy," Layton continued. "As we have previously indicated, we experienced solid growth from our existing clients during 2003. While our new business closures this past year were lower than targeted, we are pleased to report that over the past several months we have extended and expanded three key existing client relationships and have added five new clients to our already attractive brand-name-client list. These additions enhance the breadth of industries we serve. They include a major telecommunications firm, a new government client, a contemporary home furnishings and decor cataloger, a high tech manufacturer and an online-retailer of premium food products. Some of these new and expanded client relationships are now contributing to our operations while the others are in the start-up or implementation process and are expected to begin contributing to our operations over the next several quarters.

"We estimate that these new and expanded client relationships will produce more than $4 million of annual service fee revenues and approximately $20 million of annual product revenues once fully implemented.

"We continue to generate solid new business lead opportunities. We currently have approximately $30 million in our sales proposal pipeline, with both new and existing clients. We also are pleased to announce that we have received non-binding acceptance of certain of these proposals, which are now in the contracting stage."

"PFSweb's financial position remains solid," Madden stated. "Our operating results for the December quarter were approximately breakeven, excluding depreciation and amortization and certain asset and lease impairments. During the December quarter, we completed a private placement transaction of common stock that generated approximately $3.2 million of net proceeds for the company. The operating results, combined with the private placement proceeds, enabled us to increase our strong cash position. Borrowings under our Comerica facility increased to $2.2 million as of December 31, 2003, compared to $1.3 million as of September 30, 2003, to finance certain working capital changes. We continue to be pleased with the improvements in our financial results over historical levels but also recognize that we require growth and cost containment to allow us to reach sustainable profitability.

"During the December quarter, we finalized the restructuring activities originally announced in September 2002, by relocating our Canadian operations within Toronto. This relocation allowed us to reduce some of our excess infrastructure, without interrupting services to our existing clients or our high quality performance. As such, PFSweb reported an impairment expense for an operating lease and the write-down of certain assets of approximately $0.3 million during the quarter. While we do not anticipate further restructuring related charges, we constantly review our operating expenses to ensure they match our targeted growth levels."

"As an update on our near-term outlook," Layton concluded, "while we believe our new business activity is showing positive signs of sustained improvement, it will still be several quarters before we begin to realize all of the benefits from the new revenue due to the required contracting and implementation periods. Additionally, as we have previously communicated, the March quarter is our seasonally lowest due to the seasonal nature of our largest service fee client."

Consistent with the prior quarter, the GAAP results presented in Exhibit A reflect the consolidation of the Supplies Distributors business since the October 1, 2002 acquisition. For clarity and comparison purposes, Exhibit B provides consolidating financial statements showing the historical PFSweb service fee business unit, the Supplies Distributors business unit and the resulting elimination adjustments related to services that PFSweb provides for Supplies Distributors.

CONFERENCE CALL INFO:

PFSweb will hold a conference call Tuesday, February 24, 2004 at 10:00 a.m. Central Time. To ensure attendance on the call, plan to dial in by 9:50 a.m. to 973-582-2741. Ask to be placed on the PFSweb Earnings Release Conference Call. Two hours after the conference, a recorded playback can be heard for 14 days at 973-341-3080, using the confirmation number 4489598. Check www.pfsweb.com and our February 12, 2004 investor conference call press release for more details on the call.

ABOUT PFSWEB, INC.

When the world's brand names need proven, fast and secure business infrastructure to enable traditional and e-commerce strategies, they choose PFSweb for comprehensive outsourcing solutions. The PFSweb team of experts designs diverse solutions for clients around a flexible core business infrastructure. PFSweb provides solutions that include: professional consulting services, order management, web-enabled customer contact centers, customer relationship management, international distribution services, kitting and assembly services, managed web hosting and site design, billing and collection services and ERP information interfacing utilizing the Entente Suite (SM).

Our services are available for a multitude of industries and company types, including such clients as Adaptec (NASDAQ: ADPT), Avaya Communications (NYSE:
AV), Dupont Fluoroproducts, Hewlett-Packard (NYSE: HPQ), iGo/Mobility Electronics, International Business Machines (NYSE: IBM), Lancome, a cosmetics division of L'Oreal International (ADR: LORLY), Nokia (NYSE: NOK), Pfizer, Inc. (NYSE: PFE), Roots, Inc., Shell Energy Services Company, the United States Mint, Smithsonian Institution and Xerox (NYSE: XRX).

The matters discussed in this news release (except for historical information) and, in particular, information regarding future revenue, earnings and business plans and goals, consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and are subject to and involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks and uncertainties include, but are not limited to, our ability to retain and expand relationships with existing clients and attract new clients; our dependence upon our agreements with IBM; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients' projections or transaction volume or product sales; our client mix and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the market for our services; trends in e-commerce; whether we can continue and manage growth; changes in the trend toward outsourcing; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer concentration of our business; the unknown effects of possible system failures and rapid changes in technology; trends in government regulation both foreign and domestic; foreign currency risks and other risks of operating in foreign countries; potential litigation involving our e-commerce intellectual property rights; our dependency on key personnel; our ability to raise additional capital or obtain additional financing; our relationship with and our guarantees of the working capital indebtedness of our subsidiary, Supplies Distributors; and our ability or the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; and whether warrants sold in the private placement will be exercised in the future. A description of these factors, as well as other factors, which could affect the Company's business, is set forth in the Company's Form 10-K for the year ended December 31, 2002.

In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit our Web site at www.pfsweb.com. The PFSweb Web site is not part of this release. PFSweb is a registered trademark. Entente Suite is a service mark of PFSweb. All rights reserved.

                         - FINANCIAL STATEMENTS FOLLOW -

EXHIBIT A
PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (A)
(In Thousands, Except Per Share Data)


                                                                    Three Months Ended                Year Ended
                                                                       December 31,                  December 31,
                                                                -------------------------     -------------------------
                                                                   2003           2002           2003           2002
                                                                ----------     ----------     ----------     ----------
Revenues:
    Product revenue, net ...................................    $   66,074     $   57,492     $  249,230     $   57,492
    Gross service fee revenue ..............................         9,133          8,366         36,578         34,655
    Gross service fee revenue, affiliate (B) ...............            --             --             --          4,862
                                                                ----------     ----------     ----------     ----------
      Total gross revenues .................................        75,207         65,858        285,808         97,009
    Less pass-through charges ..............................         1,107            719          3,403          3,692
                                                                ----------     ----------     ----------     ----------
      Net revenues .........................................        74,100         65,139        282,405         93,317
                                                                ----------     ----------     ----------     ----------
Costs of revenues:
    Cost of product revenue ................................        62,337         54,343        235,317         54,343
    Cost of net service fee revenue ........................         5,826          5,108         22,844         22,660
                                                                ----------     ----------     ----------     ----------
      Total costs of revenues ..............................        68,163         59,451        258,161         77,003
                                                                ----------     ----------     ----------     ----------
    Gross profit ...........................................         5,937          5,688         24,244         16,314
Selling, general and administrative expenses ...............         6,331          6,376         25,161         27,012
Severance and other termination costs ......................            --            (35)            --          1,213
Asset and lease impairments ................................           257             --            257            922
                                                                ----------     ----------     ----------     ----------
    Loss from operations ...................................          (651)          (653)        (1,174)       (12,833)
Equity in earnings of affiliate ............................            --             --             --          1,163
Interest expense ...........................................           439            552          2,124            816
Interest income ............................................           (28)           (25)          (124)          (977)
                                                                ----------     ----------     ----------     ----------
    Loss before income taxes and extraordinary item ........        (1,062)        (1,180)        (3,174)       (11,509)
Income tax provision .......................................           236             94            572             94
                                                                ----------     ----------     ----------     ----------
    Loss before extraordinary item .........................        (1,298)        (1,274)        (3,746)       (11,603)
Extraordinary item - gain on purchase of 51%
    share of Supplies Distributors .........................            --            203             --            203
                                                                ----------     ----------     ----------     ----------
Net loss ...................................................    $   (1,298)    $   (1,071)    $   (3,746)    $  (11,400)
                                                                ==========     ==========     ==========     ==========

Basic and diluted loss per share:
    Loss before extraordinary item .........................    $    (0.06)    $    (0.07)    $    (0.20)    $    (0.64)
    Extraordinary item - gain on purchase of 51% share of
      Supplies Distributors ................................            --           0.01             --           0.01
                                                                ----------     ----------     ----------     ----------
    Net loss ...............................................    $    (0.06)    $    (0.06)    $    (0.20)    $    (0.63)
                                                                ==========     ==========     ==========     ==========

Weighted average number of shares outstanding, basic and
    diluted ................................................        20,420         18,312         19,011         18,229
                                                                ==========     ==========     ==========     ==========

Pro Forma EBITDA (LBITDA) (C) (D) ..........................    $      606     $      556     $    3,580     $   (4,847)
                                                                ==========     ==========     ==========     ==========

(A) The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2002.

(B) Service fee revenue, affiliate reflects revenue earned by PFSweb for services provided to Supplies Distributors, in connection with the sales, distribution and management services for primarily IBM product prior to the consolidation of Supplies Distributors effective October 1, 2002.

(C) "EBITDA (LBITDA)," or earnings (loss) before interest, taxes, depreciation, and amortization, and excluding equity in earnings of affiliate, is widely used by analysts, investors and other interested parties. We present EBITDA (LBITDA) because we believe it is useful in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA eliminates the effect of financing, income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance. EBITDA (LBITDA) is not a financial measure determined by generally accepted accounting principles and should not be considered as an alternative to net loss as a measure of operating results or to cash flows as a measure of funds available for discretionary or other liquidity purposes. EBITDA (LBITDA) may not be comparably calculated from one company to another. A reconciliation of Net loss to EBITDA (LBITDA) and Pro Forma EBITDA (LBITDA) is as follows:

                                                                    Three Months Ended                Year Ended
                                                                       December 31,                  December 31,
                                                                -------------------------     -------------------------
                                                                   2003           2002           2003           2002
                                                                ----------     ----------     ----------     ----------
Net loss ...................................................    $   (1,298)    $   (1,071)    $   (3,746)    $  (11,400)
    Extraordinary gain .....................................            --           (203)            --           (203)
    Income tax provision ...................................           236             94            572             94
    Interest expense (income) ..............................           411            527          2,000           (161)
    Equity in earnings of affiliate ........................            --             --             --         (1,163)
    Depreciation and amortization ..........................         1,000          1,244          4,497          5,851
                                                                ----------     ----------     ----------     ----------
EBITDA (LBITDA) ............................................           349            591          3,323         (6,982)
    Severance and other termination costs and asset
and lease impairments ......................................           257            (35)           257          2,135
                                                                ----------     ----------     ----------     ----------
Pro Forma EBITDA (LBITDA) (D) ..............................    $      606     $      556     $    3,580     $   (4,847)
                                                                ==========     ==========     ==========     ==========

(D) We present Pro Forma EBITDA (LBITDA) and net loss excluding (1) the impact of severance and other termination costs and asset and lease impairments for each period presented and (2) the extraordinary item for the three months and year ended December 31, 2002 because we believe they are useful to provide more comparability when evaluating our operating performance from period to period. Pro Forma EBITDA (LBITDA) and net loss excluding certain items are not financial measures determined by generally accepted accounting principles and should not be considered as an alternative to net loss as a measure of operating results or to cash flows as a measure of funds available for discretionary or other liquidity purposes.

                                                   PFSWEB, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

                                                                                       December 31,       December 31,
                                                                                           2003               2002
                                                                                       ------------       ------------
                                                                                       (Unaudited)
                                      ASSETS
CURRENT ASSETS:
    Cash and cash equivalents .......................................................    $   14,743        $    8,595
    Restricted cash .................................................................         1,241             1,016
    Accounts receivable, net of allowance for doubtful accounts of $339 and $411
        at December 31, 2003 and 2002, respectively .................................        31,658            29,961
    Inventories, net ................................................................        44,589            46,291
    Other receivables ...............................................................         2,992             3,417
    Prepaid expenses and other current assets .......................................         2,516             2,807
                                                                                         ----------        ----------
                  Total current assets ..............................................        97,739            92,087
                                                                                         ----------        ----------

PROPERTY AND EQUIPMENT, net .........................................................         9,589            11,695
RESTRICTED CASH .....................................................................           750             2,878
OTHER ASSETS ........................................................................           281               366
                                                                                         ----------        ----------

                  Total assets ......................................................    $  108,359        $  107,026
                                                                                         ==========        ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt and capital lease obligations .................    $   57,085(A)     $   60,863
    Trade accounts payable ..........................................................        11,996             7,317
    Accrued expenses ................................................................         7,101             7,862
                                                                                         ----------        ----------
                  Total current liabilities .........................................        76,182            76,042
                                                                                         ----------        ----------

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current
      portion .......................................................................         2,762             3,094
DEFERRED INCOME .....................................................................           998             1,420

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
    Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and
       outstanding ..................................................................            --                --
    Common stock, $0.001 par value; 40,000,000 shares authorized;
      21,247,941 and 18,397,983 shares issued at December 31, 2003 and December
      31, 2002, respectively; and 21,161,641 and 18,311,683 outstanding at
      December 31, 2003 and 2002, respectively ......................................            21                18
    Additional paid-in capital ......................................................        56,156            52,094
    Accumulated deficit .............................................................       (29,303)          (25,557)
    Accumulated other comprehensive income ..........................................         1,628                --
    Treasury stock at cost, 86,300 shares at December 31, 2003 and  2002 ............           (85)              (85)
                                                                                         ----------        ----------
                  Total shareholders' equity ........................................        28,417            26,470
                                                                                         ----------        ----------

                  Total liabilities and shareholders' equity ........................    $  108,359        $  107,026
                                                                                         ==========        ==========

(A) Current portion of long-term debt and capital lease obligations includes balances due under Supplies Distributors' working capital agreements with IBM Credit Corp. that expire March 29, 2004. The Company is currently working to renew these facilities and is targeting completion prior to the expiration.

EXHIBIT B
PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED DECEMBER 31, 2003
(In Thousands)

                                                                        Business
                                                                        Supplies
                                                                      Distributors
                                                       PFSweb, Inc.   Holdings, LLC   Eliminations    Consolidated
                                                       ------------   -------------   ------------    ------------

REVENUES:
    Gross product revenue .........................    $        --     $    66,074    $        --     $    66,074
    Gross service fee revenue .....................          9,133              --             --           9,133
    Gross service fee revenue, affiliate ..........          2,142              --         (2,142)             --
                                                       -----------     -----------    -----------     -----------
        Total gross revenues ......................         11,275          66,074         (2,142)         75,207
    Less pass-through charges .....................          1,146              --            (39)          1,107
                                                       -----------     -----------    -----------     -----------
        Net revenues ..............................         10,129          66,074         (2,103)         74,100

COSTS OF REVENUES:
    Cost of product revenue .......................             --          62,337             --          62,337
    Cost of service fee revenue ...................          6,418              --           (592)          5,826
                                                       -----------     -----------    -----------     -----------
        Total costs of revenues ...................          6,418          62,319           (592)         68,163
                                                       -----------     -----------    -----------     -----------
        Gross profit ..............................          3,711           3,737         (1,511)          5,937

SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES .....................................          5,637           2,212         (1,518)          6,331
ASSET AND LEASE IMPAIRMENTS .......................            257              --             --             257
                                                       -----------     -----------    -----------     -----------
        Income (loss) from operations .............         (2,183)          1,525              7            (651)
EQUITY IN EARNINGS OF AFFILIATE ...................            592              --           (592)             --
INTEREST EXPENSE (INCOME), NET ....................           (130)            541             --             411
                                                       -----------     -----------    -----------     -----------
         Income (loss) before income taxes ........         (1,461)            984           (585)         (1,062)

INCOME TAX PROVISION (BENEFIT) ....................           (156)            392             --             236
                                                       -----------     -----------    -----------     -----------

NET INCOME (LOSS) .................................    $    (1,305)    $       592    $      (585)    $    (1,298)
                                                       ===========     ===========    ===========     ===========

A reconciliation of Net income (loss) to EBITDA (LBITDA) and Pro Forma EBITDA (LBITDA) follows:
Net income (loss) .................................    $    (1,305)    $       592    $      (585)    $    (1,298)
    Income tax expense (benefit) ..................           (156)            392             --             236
    Interest expense (income) .....................           (130)            541             --             411
    Equity in earnings of affiliate ...............           (592)             --            592              --
    Depreciation and amortization .................            992              15             (7)          1,000
                                                       -----------     -----------    -----------     -----------
EBITDA (LBITDA) (C) ...............................         (1,191)          1,540             --             349
    Asset and lease impairments ...................            257              --             --             257
                                                       -----------     -----------    -----------     -----------
Pro Forma EBITDA (LBITDA) (D) .....................    $      (934)    $     1,540    $        --     $       606
                                                       ===========     ===========    ===========     ===========

See Exhibit A, (C) and (D), for description and discussion of EBITDA (LBITDA) and Pro Forma EBITDA (LBITDA)

PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 31, 2003 (In Thousands)

                                                                                   Business
                                                                                   Supplies
                                                                                 Distributors
                                                                PFSweb, Inc.     Holdings, LLC   Eliminations     Consolidated
                                                                ------------     -------------   ------------     ------------
                            ASSETS

CURRENT ASSETS:
    Cash and cash equivalents ..............................    $     12,811     $      1,932    $         --     $     14,743
    Restricted cash ........................................             410              831              --            1,241
    Accounts and other receivables, net ....................           6,081           28,654             (85)          34,650
    Inventories, net .......................................              --           44,589              --           44,589
    Prepaid expenses and other current assets ..............             658            1,858              --            2,516
                                                                ------------     ------------    ------------     ------------
           Total current assets ............................          19,960           77,864             (85)          97,739
                                                                ------------     ------------    ------------     ------------

PROPERTY AND EQUIPMENT, net ................................           9,589               --              --            9,589
NOTE RECEIVABLE FROM AFFILIATE .............................           8,005               --          (8,005)              --
RESTRICTED CASH ............................................             750               --              --              750
INVESTMENT IN AFFILIATE ....................................           5,051               --          (5,051)              --
OTHER ASSETS ...............................................             274               14              (7)             281
                                                                ------------     ------------    ------------     ------------

           Total assets ....................................    $     43,629     $     77,878    $    (13,148)    $    108,359
                                                                ============     ============    ============     ============

           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt and capital lease
       obligations .........................................    $      3,832     $     53,253    $         --     $     57,085
    Trade accounts payable .................................           2,896            9,185             (85)          11,996
    Accrued expenses .......................................           4,770            2,331              --            7,101
                                                                ------------     ------------    ------------     ------------
           Total current liabilities .......................          11,498           64,769             (85)          76,182
                                                                ------------     ------------    ------------     ------------

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less
    current portion ........................................           2,762               --              --            2,762
NOTE PAYABLE TO AFFILIATE ..................................              --            8,005          (8,005)              --
DEFERRED INCOME ............................................             998               --              --              998
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
    Common stock ...........................................              21               --              --               21
    Capital contributions ..................................              --            1,000          (1,000)              --
    Additional paid-in capital .............................          56,156               --              --           56,156
    Retained earnings (accumulated deficit) ................         (29,349)           2,306          (2,260)         (29,303)
    Accumulated other comprehensive income .................           1,628            1,798          (1,798)           1,628
    Treasury stock .........................................             (85)              --              --              (85)
                                                                ------------     ------------    ------------     ------------
           Total shareholders' equity ......................          28,371            5,104          (5,058)          28,417
                                                                ------------     ------------    ------------     ------------

           Total liabilities and shareholders' equity ......    $     43,629     $     77,878    $    (13,148)    $    108,359
                                                                ============     ============    ============     ============